UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2006

iCarbon Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-27339	88-0426887
(Commission File Number)	(IRS Employer Identification Number)

106 Lakeside Avenue, P.O. Box 210, Delano, PA 18220

(Address of Principal Executive Offices)

(570) 467-2222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 27, 2006, iCarbon Canada, Ltd., an Ontario corporation and a wholly owned subsidiary of the Registrant (“ICCL”), closed upon a Purchase and Sale Agreement (the “Purchase Agreement”) among ICCL, Todd Vanderhardt and Classifier Milling Systems Corp. (“CMS”). CMS is a Canadian private company in the business of designing, engineering and manufacturing milling equipment for use in separation, reduction, classifying and routing raw materials.

In consideration for all the stock of CMS, ICCL paid $4 million, payable as follows: (a) $1 million at closing; and (b) a promissory note in the principal amount of $3 million payable $600,000 each year for five consecutive years on the anniversary date of the closing, plus interest on the unpaid balance at the rate of 4% per year. ICCL has the right to make payment of up to $1 million principal amount of the promissory note by issuance of the Registrant’s common stock, issued in the number of common shares to equal $1 million when by dividing $1.40.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after July 27, 2006.

(b) Pro Forma Financial Information.

The registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after July 27, 2006.

(c) Not Applicable

(d) Exhibits

10.1	Purchase and Sale Agreement between ICCL, Vanderhardt and CMS dated July 7, 2006 [1]
99.1	Press Release dated July 27, 2006 [1]

_____________________________

1 Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCARBON CORPORATION
Dated: August 1, 2006	By: /s/ James E. Olive Chief Executive Officer

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